Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Karen Gross, Vice President and Corporate Secretary (303) 573-1660

ROYAL GOLD CLOSES GOLD HILL ROYALTY TRANSACTION

          DENVER, COLORADO.  DECEMBER 13, 2006:  ROYAL GOLD, INC. (NASDAQ:RGLD; TSX: RGL) today announced that is has closed its acquisition with Nevada Star Resource Corp. to acquire a sliding-scale net smelter return royalty on the Gold Hill deposit for $3.3 million as previously announced on October 26, 2006.  The Gold Hill deposit, located just north of the Round Mountain gold mine in Nye County, Nevada, is controlled by Round Mountain Gold Corporation, a joint venture between Kinross Gold, the operator, and Barrick Gold Corporation.

          Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metal royalty interests.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s web page is located at www.royalgold.com.

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